          EXHIBIT 11.1 -- STATEMENT RE: COMPUTATION OF LOSS PER SHARE

                                                                    PERIOD FROM
                                                                   DECEMBER 12,                              PERIOD FROM
                                                                       1986          THREE MONTHS ENDED     DECEMBER 12,
                                    YEAR ENDED DECEMBER 31        (INCEPTION) TO          MARCH 31              1986
                              ----------------------------------   DECEMBER 31,    ----------------------  (INCEPTION) TO
                                 1993        1994        1995          1995           1995        1996     MARCH 31, 1996
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------
PRIMARY
Average shares
 outstanding................   1,199,291   3,123,636   7,821,974       1,795,533    7,541,105   7,824,365       1,747,005
Net effect of dilutive stock
 options--based on the
 treasury stock method using
 average market price or the
 ending market price if
 higher (see Note A
 below).....................     579,079     289,540      --             482,566       --          --             469,524
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------
Total.......................   1,778,370   3,413,176   7,821,974       2,278,099    7,541,105   7,824,365       2,216,529
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------
Net loss....................  $(3,679,625) $(6,212,035) $(9,107,095)  $ (29,165,491) $(2,977,757) $(1,733,784)  $ (30,899,275)
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------
Per share amount............  $    (2.07) $    (1.82) $    (1.16) $       (12.80 ) $    (0.39) $    (0.22) $       (13.94 )
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------

FULLY DILUTED
Average shares
 outstanding................   4,147,882   6,215,406   7,821,974       3,259,861    7,541,105   7,824,365       3,383,325
Net effect of dilutive stock
 options--based on the
 treasury stock method using
 average market price or the
 ending market price if
 higher (see Note A
 below).....................     579,079     289,540      --             482,566       --          --             469,524
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------
Total.......................   4,726,961   6,504,946   7,821,974       3,742,427    7,541,105   7,824,365       3,852,849
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------
Net loss....................  $(3,679,625) $(6,212,035) $(9,107,095) $  (29,165,491 ) $(2,977,757) $(1,733,784) $  (30,899,275 )
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------
Per share amount............  $     (.78) $     (.95) $    (1.16) $        (7.79 ) $     (.39) $     (.22) $        (8.02 )
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------
                              ----------  ----------  ----------  ---------------  ----------  ----------  ---------------

Note A--Represents shares required by the provisions of Staff Accounting Bulletin No. 83 for "cheap stock" issued prior to the Company's initial public offering in July 1994.